Joint Filing Agreement

         Pursuant to Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as Exhibit 7 shall be a joint statement filed on behalf of each of the undersigned.

Dated: As of December 22, 2006

HYUNDAI SYSCOMM CORP.

By: /s/ David Choe______

       David Choe

       President and CEO

/s/ David Choe__________

     David Choe

/s/ Samuel Lee__________

      Samuel Lee